Exhibit 10.2(26)

AMENDMENT NO. 30

TO THE

UPS RETIREMENT PLAN

WHEREAS, United Parcel Service of America, Inc. (“UPS”) and its affiliated corporations established the UPS Retirement Plan (“Plan”) for the benefit of its employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976 to comply with the Employee Retirement Income Security Act of 1974; and

WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 29; and

WHEREAS, this amendment to the Plan is adopted to credit part-time employees with 190 hours of service for any month in which such employees worked at least one hour of service for such month.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows:

1. Section 1.1(w), Hour of Service, is hereby amended by deleting the last sentence of the seventh paragraph regarding part-time employees in its entirety and replacing it with the following new sentence:

“Prior to January 1, 2000, such Participant shall be credited with 108 Hours of Service for each such month; provided however, if crediting such Participant with 190 Hours of Service for such month would result in a greater benefit, then such Participant shall be credited with 190 Hours of Service.”

2. Except as amended herein, the Plan as in effect before this Amendment No. 30 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by its Board of Directors on this 20th day of August 2005, has caused this Amendment No. 30 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Allen E. Hill	/s/ Michael L. Eskew
Allen E. Hill Secretary	Michael L. Eskew Chairman